EXHIBIT 32.01

SECTION 1350 CERTIFICATION

OF PRINCIPAL EXECUTIVE OFFICER

In connection with the report on Form 10-K of Superfund Gold, L.P. (the “Fund”) for the period ending December 31, 2013 (the “Report”), I, Nigel James, President and Principal Executive Officer of Superfund Capital Management, Inc., the general partner of the Fund, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: March 27, 2014	By:	/s/ Nigel James
Nigel James
President and Principal Executive Officer